Exhibit 99.1

IRIDEX Announces Leadership Transition;

David Bruce Appointed President and CEO

Mountain View, Calif., May 21, 2019 (GLOBE NEWSWIRE) -- IRIDEX Corporation (NASDAQ: IRIX), a provider of innovative ophthalmic laser-based medical products for the treatment of glaucoma and retinal diseases, announced the appointment of David Bruce to be the company’s President and Chief Executive Officer, effective today.

“We are pleased to appoint David Bruce to the role of President and CEO,” said Dr. Ruediger Naumann-Etienne, Lead Independent Director at IRIDEX.  “David brings substantial experience leading successful commercial and market penetration strategies at several medical device companies, and he has been a member of IRIDEX’s Board of Directors for over a year.  He is well prepared to expand worldwide sales and marketing execution for the Cyclo G6® Glaucoma Laser and Probe System and to build on IRIDEX’s leading retina laser position in the global market.  We look forward to David’s leadership driving the company to significant growth,” Naumann-Etienne continued.

Mr. Bruce has been a member of IRIDEX’s board of directors since April, 2018 and has held several CEO and leadership positions in both public and private medical device growth-stage companies.  He served as CEO and Director of Arstasis, an arterial access device company, CEO and Director of EP MedSystems, which was acquired by St. Jude Medical, and interim CEO and Director of Patient Safety Technologies.  He was also General Manager of the AcuNav Catheter Business for Siemens Medical Solutions, and COO for Catheter Robotics, a privately held, pre-commercial remote catheter systems company.  He holds a MBA from the Wharton School at the University of Pennsylvania and a BS in Mechanical Engineering from the University of California, Berkeley.

“I am excited to lead IRIDEX in capitalizing on our MicroPulse® therapy for glaucoma patients,” said David Bruce.  “This proven technology, with over 120,000 procedures performed by hundreds of ophthalmologists worldwide and a rapidly-expanding body of clinical data that demonstrate its efficacy, low risk and cost advantages for reduction of intraocular pressures, deserves a much greater role treating the large glaucoma patient population worldwide.  Our business model combines proprietary laser systems with disposable delivery probes creating a significant growth and recurring revenue opportunity through broader adoption in the ophthalmology community.  Coupling this with IRIDEX’s leadership position in the retina laser market – with its own growth opportunities using MicroPulse technology – creates a platform for the creation of significant shareholder value.  I am pleased to join the IRIDEX team to focus on growing the company’s revenue and achieving our value potential.”

Dr. Naumann-Etienne expressed his appreciation to outgoing CEO, William M. Moore, “We thank Will for his leadership and contributions over the past six years in IRIDEX’s development and launch of this novel glaucoma therapy, positioning the company for the exciting growth opportunities ahead.”

About IRIDEX
IRIDEX Corporation is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. The Company’s proprietary MicroPulse® technology delivers a differentiated treatment that provides safe, effective, and proven treatment for targeted sight-threatening eye conditions. IRIDEX’s current product line is used for the treatment of glaucoma, diabetic macular edema (DME) and other retinal diseases. IRIDEX products are sold in the United States through a direct sales force and internationally primarily through a network of independent distributors into more than 100 countries. For further information, visit the IRIDEX website at http://www.iridex.com.

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning the future demand, utilization of the Company's products, plans to introduce new products, plans to increase revenue and growth, build shareholder value and future financial results. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Please see a detailed description of these and other risks contained in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, and Quarterly Reports on Form 10-Q for subsequent fiscal quarters, each of which was filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Investor Relations Contact

Leigh Salvo

(415) 937-5404

investors@iridex.com